Exhibit 10.3

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is entered into as of this 20th day of May, 2008, by and between Harleysville National Corporation (“HNC”) and undersigned director (the “Director”) of Willow Financial Bancorp, Inc. (“WFB”).

WHEREAS, HNC contemplates the consummation of a merger (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of May 20, 2008 by and between HNC and WFB (the “Merger Agreement”); and

WHEREAS, the Director is a well respected business person in the southeastern Pennsylvania business community and acknowledges that his or her position with WFB gives WFB significant presence in that community and is an important factor in WFB’s ability to attract customers; and

WHEREAS, as a condition to HNC’s willingness to enter into the Merger Agreement, HNC wants to protect WFB’s community relationships by requiring that the Director execute this Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement and intending to be legally bound hereby, the parties agree as follows:

1.          Term.

This Agreement will commence on the Effective Date of the Merger as defined in the Merger Agreement and end nine months after such date (the “Term”).

2.          Non-Competition.

(a)  For purposes of this Agreement, the term “Competitive Enterprise” means any bank holding company or insured depository institution, including an institution in the organizational stage or in the process of applying for or receiving appropriate regulatory approval, including, without limitation, any federal or state chartered bank, savings bank or savings and loan association.

(b)  During the Term, the Director shall not:

(i)  accept a position as director or employee of any Competitive Enterprise that is located in Chester, Bucks, Montgomery, Delaware, Lehigh, and Philadelphia Counties during the Term.

(ii)  directly or indirectly acquire an ownership interest in a Competitive Enterprise that enables the Director to, directly or indirectly, in a substantial manner, control, direct, influence, affect for impact the operations, services or business activities of the Competitive Enterprise in Chester, Bucks, Montgomery, Delaware, Lehigh and Philadelphia Counties during the Term, provided, however, that this restriction shall not apply to the direct or indirect beneficial ownership of up to Three Percent (3%) of a class of securities of a Competitive Enterprise, so long as the Director is not a director or officer of such Competitive Enterprise.

3.          Non-Solicitation.

During the Term, the Director shall not:

(a)  Directly or indirectly, for the purpose of selling any product or service that competes with a product or service offered by WFB or its present subsidiaries or affiliates, solicit, divert, or entice any customer of WFB to transfer such business to a Competitive Enterprise.  Provided, however, that any business activity or business pursuit that is currently undertaken or provided by a director or his or her controlled entities or affiliates as a principal source of such Director’s income shall not be deemed a Competitive Enterprise or a violation of this Agreement.  In addition, this Agreement shall not prohibit a director or his or her controlled entities or affiliates from providing any service or product that he or she or his or her controlled entities or affiliates has provided prior to the date hereof or that may be provided in the future as part of the Director’s or his or her controlled entities’ or affiliates’ historical business pursuits.

(b)  Employ or assist in employing any present employee of WFB or its subsidiaries to perform services for any Competitive Enterprise.

(c)  Directly or indirectly, make any oral or written statement, comments or other communications that impugns or is intended to impugn, disparage or otherwise malign the reputation, ethics, competency, morality or qualifications of WFB or HNC or any of their current or former directors, officers, employees or customers.

4.          Confidentiality.

(a)  For purposes of this Agreement, “Proprietary Information” shall mean any information relating to the business of WFB or any of its present subsidiaries that has not previously been publicly released by WFB or their representatives, and shall include, but shall not be limited to, information encompassed in all marketing and business plans, financial information, fees, pricing information, customer and client lists and relationships between WFB and its customers and clients and others who have business dealings with WFB.

(b)  The Director agrees to maintain the confidentiality of all Proprietary Information that has been disclosed to the Director in the course of his service as a director of WFB, on or before the date of consummation of the Merger. The Director shall not, without written authorization from HNC, use for the Director’s benefit or purposes, nor disclose to others, at any time during the Term, any Proprietary Information. This prohibition shall not apply after the Proprietary Information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

5.          Remedies.

In addition to any other rights and remedies HNC may have if the Director violates this Agreement, the Director agrees that a breach or threatened breach by the Director of his or her covenants set out in Sections 2, 3, and 4 of this Agreement is likely to cause WFB and HNC as its successor irreparable injury and damage, and the Director hereby expressly agrees that WFB and HNC as its successor shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach or threatened breach of Sections 2, 3, and 4 of this Agreement by the Director. This provision shall not, however, be construed as a waiver of any of the remedies which the HNC may have for damages or otherwise.

6.          Successors and  Assigns

This Agreement shall be binding upon, and shall inure to the benefit of, HNC and its successors and assigns.

7.          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflicts of laws principles.

IN WITNESS WHEREOF, HNC and the Director hereto have executed this Agreement to be effective as of the Effective Date of the Merger.

HARLEYSVILLE NATIONAL CORPORATION

By:
Paul D. Geraghty
President and Chief Executive Officer

DIRECTOR